Exhibit 99.1

UNITY Biotechnology, Inc. Reports Fourth Quarter and Full Year 2023 Financial Results

and Business Updates

SOUTH SAN FRANCISCO, Calif., April 15, 2024 (GLOBE NEWSWIRE) -- UNITY Biotechnology, Inc. (UNITY) [NASDAQ:UBX], a biotechnology company developing therapeutics to slow, halt, or reverse diseases of aging, today reported financial results for the fourth quarter and full year ended December 31, 2023.

"On the heels of positive BEHOLD data, our team is currently single-mindedly focused on the enrollment and execution of our Phase 2b ASPIRE study in diabetic macular edema, comparing UBX1325 (foselutoclax) against aflibercept" said Anirvan Ghosh, Ph.D., chief executive officer of UNITY. "I am pleased to note that thanks to the team’s financial and operational discipline we have been able to upsize our ASPIRE study to 50 patients to maximize the ability to differentiate UBX1325 from the current standard of care."

The Phase 2b ASPIRE study in DME is a multi-center, randomized, double-masked, active-controlled study designed to evaluate the safety and efficacy of UBX1325 in comparison to aflibercept. It is expected to enroll about 50 subjects, with 16-week data expected in the fourth quarter of 2024 and 24-week data expected in the first quarter of 2025. More information about ASPIRE (NCT06011798) can be found here.

Recent and Upcoming Milestones

•
In January, the Company published new research in Nature Medicine, "Therapeutics targeting of cellular senescence in diabetic macular edema: preclinical and phase 1 trial results" discussing the potential of UBX1325 to target senescence cells and thereby leading to long-lasting, disease-modifying intervention for DME
•
UBX1325 16-week safety and efficacy data from the Phase 2b ASPIRE DME study expected in the fourth quarter of 2024
•
UBX1325 24-week safety and efficacy data from the Phase 2b ASPIRE DME study expected in the first quarter of 2025

Fourth Quarter and Full Year Financial Results

Cash, cash equivalents and marketable securities totaled $43.2 million as of December 31, 2023 compared with $94.8 million as of December 31, 2022. UNITY believes that current cash, cash equivalents and marketable securities are sufficient to fund operations into the third quarter of 2025.

Net loss for the twelve months ended December 31, 2023 was $39.9 million compared to $44.5 million for the twelve months ended December 31, 2022. Cash used in operations during the year ended December 31, 2023 was $36.2 million compared to $51.0 million for the twelve months ended December 31, 2022. Total net loss for the fourth quarter of 2023 was $4.3 million compared to $7.4 million for the fourth quarter of 2022. Cash used in operations during the fourth quarter of 2023 was $6.7 million compared to $10.4 million for the fourth quarter of 2022.

Research and development expenses decreased by $16.8 million, to $20.1 million for the year ended December 31, 2023 from $36.9 million for the year ended December 31, 2022. The decrease was primarily due to decreases of $7.3 million in direct research and development expenses mainly due to the completion of our UBX1325 BEHOLD and ENVISION studies, $7.2 million in personnel costs due to our reduced headcount and reduction in force, $2.0 million in facilities-related costs primarily due to the sublease of our East Grand facility, and $0.3 million in laboratory. Research and development expenses decreased by $4.5 million, to $3.3 million for the fourth quarter of 2023 from $7.8 million for the fourth quarter of 2022. The decrease was due to decreases of $2.8 million in direct research and development expenses primarily due to the completion of our UBX1325 BEHOLD and ENVISION studies, $1.4 million in personnel-related costs due to reduced headcount, and $0.3 million in facilities-related costs and depreciation.

General and administrative expenses decreased by $1.9 million, to $19.0 million for the year ended December 31, 2023 from $21.0 million for the year ended December 31, 2022. The decrease was primarily due to decreases of $2.5 million in personnel-related expenses due to the Company's reduced headcount, partially offset by an increase of $0.6 million in professional fees. General and administrative expenses decreased by $0.9 million, to $4.4 million for the fourth quarter of 2023 from $5.3 million for the fourth quarter of 2022. The decrease was primarily due to decreases of $0.8 million in personnel-related costs due to lower headcount and $0.1 million in facilities-related costs.

About UNITY

UNITY is developing a new class of therapeutics to slow, halt, or reverse diseases of aging. UNITY’s current focus is on creating medicines to selectively eliminate or modulate senescent cells and thereby provide transformative benefit in age-related ophthalmologic and neurologic diseases. More information is available at www.unitybiotechnology.com or follow us on Twitter and LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements including statements related to UNITY’s understanding of cellular senescence and the role it plays in diseases of aging, the potential for UNITY to develop therapeutics to slow, halt, or reverse diseases of aging, including for ophthalmologic and neurologic diseases, the potential for UNITY to successfully commence and complete clinical studies of UBX1325 for DME, AMD, and other ophthalmologic diseases, the expected timing of enrollment and results of the clinical trials in UBX1325, and UNITY’s expectations regarding the sufficiency of its cash runway. These statements involve substantial known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements, including the risk that the COVID-19 worldwide pandemic may continue to negatively impact the development of preclinical and clinical drug candidates, including delaying or disrupting the enrollment of patients in clinical trials, risks relating to the uncertainties inherent in the drug development process, and risks relating to UNITY’s understanding of senescence biology. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. The forward-looking statements in this press release represent our views as of the date of this release. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this release. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see UNITY’s most recent Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission on April 15, 2024, as well as other documents that may be filed by UNITY from time to time with the Securities and Exchange Commission.

Unity Biotechnology, Inc.

Statements of Operations and Comprehensive Loss

(In thousands, except share and per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022 (Restated)	2023	2022 (Restated)
	(Unaudited)
Licensing revenue - Related Party	$—	$—	$—	$236
Operating expenses:
Research and development	3,271	7,759	20,099	36,859
General and administrative	4,406	5,280	18,966	20,949
Impairment of long-lived assets	—	—	5,602	—
Total operating expenses	7,677	13,039	44,667	57,808
Loss from operations	(7,677)	(13,039)	(44,667)	(57,572)
Interest income	525	804	2,874	1,220
Interest expense	—	(990)	(2,452)	(3,558)
Unrealized gain on warrant liability	3,932	5,869	6,215	16,843
Other expense, net	(1,119)	(66)	(1,830)	(1,402)
Net loss	(4,339)	(7,422)	(39,860)	(44,469)
Other comprehensive gain (loss)
Unrealized gain (loss) on marketable debt securities	31	24	227	(207)
Comprehensive loss	$(4,308)	$(7,398)	$(39,633)	$(44,676)
Net loss per share, basic and diluted	$(0.28)	$(0.52)	$(2.70)	$(4.68)
Weighted-average number of shares used in computing net loss per share, basic and diluted	15,743,772	14,140,520	14,773,612	9,494,421

Unity Biotechnology, Inc.

Condensed Balance Sheets

(In thousands)

	December 31,	December 31,
	2023	2022 (Restated)
Assets
Current Assets:
Cash and cash equivalents	$19,803	$12,736
Short-term marketable securities	23,398	82,059
Prepaid expenses and other current assets	3,404	1,740
Total current assets	46,605	96,535
Property and equipment, net	5,082	7,825
Operating lease right-of-use assets	12,981	19,042
Long-term restricted cash	896	896
Other long-term assets	126	52
Total assets	$65,690	$124,350
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,380	$1,790
Accrued compensation	1,841	3,020
Accrued and other current liabilities	4,619	5,334
Current portion of long-term debt	—	9,476
Total current liabilities	7,840	19,620
Operating lease liability, net of current portion	23,539	26,991
Long-term debt, net	—	10,891
Warrant liability	5,913	10,764
Total liabilities	37,292	68,266
Commitments and contingencies
Stockholders’ equity:
Common stock	2	1
Additional paid-in capital	512,773	500,827
Accumulated other comprehensive gain	(24)	(251)
Accumulated deficit	(484,353)	(444,493)
Total stockholders’ equity	28,398	56,084
Total liabilities and stockholders’ equity	$65,690	$124,350

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Investor Contact
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